Exhibit 3.3

BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.)

and

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of January 1, 2026

to the Indenture dated as of May 7, 2019

5.00% Senior Notes due 2026

5.50% Senior Notes due 2026

6.50% Senior Notes due 2026

5.25% Senior Notes due 2028

6.00% Senior Notes due 2028

EIGHTH SUPPLEMENTAL INDENTURE

EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), dated as of January 1, 2026, between BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.), a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of May 7, 2019 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 7, 2019 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of September 23, 2019 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of February 12, 2020 (the “Third Supplemental Indenture”) and the Fourth Supplemental Indenture, dated as of January 25, 2021 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of March 29, 2021 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of August 6, 2021 (the “Sixth Supplemental Indenture”) and the Seventh Supplemental Indenture, dated as of December 3, 2021 (the “Seventh Supplemental Indenture,” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Indenture”) to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 9.1 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to evidence to undertake clarifications and certain other changes that would not adversely affect Holders in any material respect;

WHEREAS, effective January 1, 2026, the legal name of the Company was changed from B. Riley Financial, Inc. to BRC Group Holdings, Inc. by means of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as such Amended and Restated Certificate of Incorporation had been previously amended prior to the date hereof, and which amendment to the Amended and Restated Certificate of Incorporation was effective as of January 1, 2026. In light of the change of the legal name of the Company, the Company desires to enter into this Eighth Supplemental Indenture for the purpose of evidencing such name change;

WHEREAS, the Company desires to execute this Eighth Supplemental Indenture, pursuant to Section 9.1 of the Base Indenture, to change its corporate name from B. Riley Financial, Inc. to BRC Group Holdings, Inc., effective as of January 1, 2026;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Eighth Supplemental Indenture;

WHEREAS, the execution and delivery of this Eighth Supplemental Indenture has been duly authorized by the Company and all things necessary have been done by the Company to make this Eighth Supplemental Indenture, when executed and delivered by the Company, a valid and binding supplement to the Indenture and agreement of the Company;

NOW, THEREFORE, in consideration of the premises stated herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

Section 1.01. Certain Terms Defined in the Base Indenture.

For purposes of this Eighth Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture.

Section 2.01. Change of Corporate Name. All references in the Indenture to “B. Riley Financial, Inc.” shall mean “BRC Group Holdings, Inc.”

Section 3.01. Effectiveness. This Eighth Supplemental Indenture shall be effective from and after the date first written above.

Section 4.01. Governing Law. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.01. Trust Indenture Act Controls. If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Eighth Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Eighth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Eighth Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 6.01. Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Eighth Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Eighth Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in the Base Indenture or this Eighth Supplemental Indenture to the contrary notwithstanding, for the purposes of the transactions contemplated by the Base Indenture, this Eighth Supplemental Indenture and any document to be signed in connection with the Base Indenture or this Eighth Supplemental Indenture (including the Officer’s Certificates and Opinions of Counsel) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 7.01. Severability. If any provision of this Eighth Supplemental Indenture shall be held to be illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained therein.

Section 8.01. Ratification. The Indenture, as supplemented by this Eighth Supplemental Indenture, is in all respects ratified and confirmed. All provisions included in this Eighth Supplemental Indenture supersede any conflicting provisions included in the Indenture, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Eighth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 9.01. Concerning the Trustee. In entering into this Eighth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution or sufficiency of this Eighth Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date first above written.

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

By:	/s/ Bryant Riley
	Name:	Bryant Riley
	Title:	Co-Chief Executive Officer

[Signature Page to Eighth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President

[Signature Page to BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.) Eighth Supplemental Indenture]

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